UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Hut 8 Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224 6427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2024, Hut 8 Corp., a Delaware corporation (the “Company”), entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Coatue Tactical Solutions Lending Holdings AIV 3 LP, a Delaware limited partnership (the “Purchaser”), and Hut 8 Mining Corp., a corporation incorporated under the laws of British Columbia and a wholly-owned subsidiary of the Company (the “Guarantor”), providing for the purchase and sale of a convertible note (the “Note”) in the principal amount of $150.0 million (such amount, together with any paid-in-kind interest accrued from time to time, the “Accreted Principal Amount”). The Note will be a senior unsecured obligation of the Company and guaranteed by the Guarantor pursuant to a Guaranty Agreement (the “Guaranty,” and together with the transactions contemplated by the Purchase Agreement and the Note, the “Transaction”). The Company intends to use the proceeds from the sale to fund growth capital expenditures and for general corporate purposes.

The Note bears interest at a rate of 8.00% per year, payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 2024. Interest may be paid in-kind or in cash, at the Company’s option. The Note will have an initial term of five years and may be extended, at the Company’s option, for up to three one-year terms. At maturity, the Company will pay the Purchaser the Accreted Principal Amount, together with any accrued and unpaid interest thereon.

During the term of the Note, the Note will be convertible from time to time, in whole or in part, into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the option of the Purchaser. The initial conversion price of the Note is $16.395 per share of Common Stock, subject to certain anti-dilution adjustments. Based on the initial conversion price, an aggregate of up to 9,149,131 shares of Common Stock may be issued upon the conversion in full of the Note.

The Purchaser will have the right to require the Company to repurchase all, but not less than all, of the Note upon a change of control or a delisting on a U.S. stock exchange. If the implied valuation of such event is at least $11.50 per share of Common Stock, the mandatory redemption price will be 150% of the original principal amount of the Note, and if the implied valuation of such event is less than $11.50 per share of Common Stock, the redemption price will be equal to the Accreted Principal Amount, together with any accrued and unpaid interest as of the redemption date.

Beginning on the two year anniversary of the Note’s issuance and continuing until its maturity, the Company has the right, from time to time, to redeem all or any portion of the Note for a redemption price equal to 100% of the Accreted Principal Amount, together with any accrued and unpaid interest as of the redemption date if (i) the closing price of the Common Stock equals or exceeds 150% of the then-applicable Conversion Price for a specified period of time and (ii) there is an effective registration statement covering the resale of any shares of Common Stock issued upon conversion of the Note or, in the alternative, the shares of Common Stock issuable pursuant to the Note to the extent the Purchaser converts at the time would be freely tradable by the Purchaser pursuant to Rule 144 under the Securities Act (including without any restriction on volume), subject to a daily redemption limitation such that the number of shares of Common Stock into which the Accreted Principal Amount to be redeemed would be converted does not exceed, after giving effect to such conversion, 100% of the average daily trading volume of the Common Stock calculated over a specified period of time.

The Purchase Agreement includes certain representations, warranties and covenants, including limitations on the ability of the Company and the Guarantor to incur indebtedness, make certain restricted payments and investments, and enter into affiliate transactions, subject to certain exceptions enumerated in the Purchase Agreement. The Company may consummate a transaction restricted by the foregoing covenants without the Purchaser’s consent, so long as it substantially concurrently and as a condition thereto repurchases the Note in full from the Purchaser for an amount in cash equal to the greater of (i) 120% of the original principal amount of the Note and (ii) the Accreted Principal Amount, plus accrued and unpaid interest to the date of such repurchase. The Purchase Agreement also sets forth certain standard events of default upon which the Note may be declared immediately due and payable.

In connection with the Transaction, the Company and the Purchaser will enter into a customary registration rights agreement within 30 days of the closing of the Transaction which will provide for the filing by the Company of a registration statement with the U.S. Securities and Exchange Commission registering the resale of the Common Stock issuable upon conversion of the Notes (including shelf rights) in addition to customary piggyback registration rights.

The Transaction is expected to be completed on or prior to July 11, 2024, subject to customary closing conditions.

The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements. The Transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement, including the Note and the Guaranty, is qualified in its entirety by reference to such exhibit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01  Regulation FD Disclosure.

On June 24, 2024, the Company also issued a press release regarding the Transaction (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in the Press Release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description.

10.1	Convertible Note Purchase Agreement, dated June 21, 2024, by and between Hut 8 Corp., Coatue Tactical Solutions Lending Holdings AIV 3 LP, and Hut 8 Mining Corp.

99.1	Press Release, dated June 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: June 24, 2024
	By:	/s/ Victor Semah
		Name:	Victor Semah
		Title:	Chief Legal Officer & Corporate Secretary

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